EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Form 10-KSB of CommerceFirst Bancorp, Inc. and in the Registration Statement on Form S-8 (No. 333-109138) of our report, dated January 27, 2004, relating to the consolidated balance sheets of CommerceFirst Bancorp, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2003, 2002 and 2001.

/s/ Trice Geary & Myers, LLC
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March 10, 2004